Exhibit 2.3

Amended Operating Agreement

of

Efund City Metro Income Fund LLC

A Delaware Limited Liability Company

This Amended Operating Agreement (the “Agreement”) of Efund City Metro Income Fund LLC, a Delaware limited liability company (the “Company”), is dated as of ______, 2021.

WHEREAS, the Company was formed under the Delaware Act under the name “Efund City Metro Income Fund LLC,” pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on Febraury 5, 2020;

WHEREAS, Efund City Holding LLC (“the Sponsor”) and the Company shall enter into a Subscritpion Agreement pursuant to which the Sponsor shall purchase and be issued 500 Membership Interests (or “Common Shares”, “Shares”) at a price of $10 per share;

WHEREAS, Efund City Investment LLC, will act as the Compnay’s Manager (“the Manager”); and

NOW THEREFORE, the Amended Operating Agreement of the Company, is hereby to read in its entirety as follows:

ARTICLE ONE

ORGANIZATION MATTERS

Section 1.01 Company Formation

The Company became a limited liability company under the laws of the State of Delaware, and specifically under the Delaware Limited Liability Company Act, upon filing the Certificate of Formation as required by the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute (“the Delaware Act”).

Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 1.02 Company’s Name

The Company’s name is Efund City Metro Income Fund LLC. The Manager may change the name of the Company, subject to the terms of this Agreement and Applicable Law,

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Section 1.03 Company’s Purpose

The purposes of the Company shall be to:

a.	promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act;

b.	acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein; and

c.	conduct any and all activities related or incidental to the foregoing purposes.

Section 1.04 Company’s Principal Office and Location of Records

The street address of the principal office in the United States where the Company maintains its records is 232 Old River Rd, Edgewater, NJ 07020.

Section 1.05 Registered Agent and Registered Office

The Company’s initial Registered Agent is Agents and Corporations, Inc., and the Company’s initial registered office is located at 1201 Orange Street, Suite 600, Wilmington, Delaware 19801.

Section 1.06 Company’s Term

The Company’s duration is perpetual. The Company began on the date the Certificate of Formation was filed with the Delaware Secretary of State and will continue until terminated or dissolved as provided in this Agreement.

Section 1.07 No Partnership Intended for Non-Tax Purposes

The Company was formed as a limited liability company under the Delaware Act and does not intend to form a partnership under any partnership or limited partnership act. The Manager does not intend to that the members be partners with each other or with any Third Party other than for federal and state income tax purposes. If any Member represents to another person that the Member or any other Member is a partner or that the Company is a partnership, the Member making the wrongful representation will be liable to any other Member who incurs personal liability because of the erroneous representation.

ARTICLE TWO

TAX MATTERS

Section 2.01 Taxation as a Partnership

The Manager intend to establish an entity that is subject to federal and state income taxation as a partnership. Unless the Manager elects not to be treated as a partnership for federal income tax purposes, the federal income tax basis of a Member’s Interest and all other matters relating to the distributive share and taxation of items of income, gain, loss, deduction, depreciation, and credit will be as established by Code Subchapter K.

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Section 2.02 Consistent Treatment

Each Member shall, on the Member’s income tax return, treat each item of income, gain, loss, deduction, or credit attributable to the Company in a manner consistent with the treatment of the income, gain, loss, deduction, or credit on the Company income tax return.

Section 2.03 Tax Elections

The Manager has the authority to make all Company elections for federal, state, and local income tax matters permitted under the Code. Each Member consents to any election and shall sign any documentation necessary to give effect to any elections.

Section 2.04 Changing Tax Classification

The Manager has the authority to make any decision to change the tax classification of the Company from partnership to a corporation.

Section 2.05 Legal and Accounting Costs for Tax Matters

The Company shall pay all legal and accounting costs associated with any Internal Revenue Service proceeding regarding the Company’s tax returns.

ARTICLE THREE
MEMBERS AND SHARES

Section 3.01 Members

a.	A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires Membership Interests in accordance with the provisions of this Agreement and the Subscription Agreement. A Person may become a Member only with the consent and approval of the Manager, whose consent may be denied or withheld in its sole and absolute discretion. The Sponsor will be the Initial Member of the Company.

b.	Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Members nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager of the Company.

c.	Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that allowed under the Redemption Plan, distributions made pursuant to this Agreement or upon dissolution and winding up of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no interest shall be paid by the Company on Capital Contributions; and (iii) no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

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Section 3.02 Authorization to Issue Shares

a.	The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Members. Notwithstanding the foregoing, the share price for each Common Share being offered pursuant to any Offering Statement shall equal the Market Price. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager. Except to the extent expressly provided in this Agreement, no Shares shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares.

b.	The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Agreement.

c.	As of the date of this Agreement, all Shares have been designated as Common Shares. As of the date of this Agreement and pursuant to the Subscription Agreement, the Sponsor shall be issued an aggregate of 500 Common Shares.

Section 3.03 Interests Certification

The Company will not issue certificates. Instead, our Common Shares will be recorded and maintained on the Company’s membership register.

Section 3.04 Admitting New Members

Subject to the requirements of Article Ten, Additional Members may be admitted when the Company issues new Interests or a Member transfers its Interest.

Except as set forth herein, the Manager may withhold approval of the admission of any Person for any or no reason. The Manager will not permit any person to become a member until such person has agreed to be bound by all the provisions of this Amended Operating Agreement as amended as of the date of the proposed admission, and the terms of the Offering Circular, and has delivered to the Company a completed Subscription Agreement along with payment in the amount of such investment.

The Manager may adopt and revise rules, conventions, and procedures as the Manager determines appropriate regarding the admission of Additional Members to reflect the Interests at the end of the calendar year in accordance with the Members’ intentions.

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ARTICLE FOUR

CAPITAL ACCOUNTS

Section 4.01 Establishing and Maintaining Capital Accounts

A Capital Account will be established for each Member and will be maintained at all times during the Company’s existence in compliance with the Code and Treasury Regulations. Each Capital Account will be maintained according to the following provisions.

(a) Credits to Member’s Interest

Each Member’s Interest will be credited with the Member’s Capital Contribution, the Member’s distributive share of profits, and the amount of any Company liabilities that are assumed by the Member.

(b) Debits to Member’s Interest

Each Member’s Capital Account will be debited the amount of cash and the Fair Market Value of any property distributed to the Member under this Agreement, the Member’s share of losses, and the amount of any liabilities of the Member that are secured by any property contributed by the Member to the Company.

(c) Assumption of Liability

As provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(c): Any unsecured liability the Company assumes will be treated as a distribution of money to the Member, and the Manager shall adjust the Member’s Capital Account accordingly. Any unsecured liability of the Company a Member assumes will be treated as a cash Capital Contribution to the Company. The amount of any liability assumed under this provision will be determined according to Code Section 752(c).

(d) Non-Cash Distribution Adjustments

If noncash assets are distributed to a Member, the Manager shall adjust the Capital Accounts of the Members to reflect the hypothetical book gain or loss that would have been realized by the Company if the distributed assets had been sold at Fair Market Value in a cash sale.

(e) Adjusting the Fair Market Value on Transfer of Interest

If an existing or new Member acquires an Interest from the Company, the Manager shall adjust the Capital Accounts of the Members to reflect Fair Market Value of all properties held by the Company.

Section 4.02 Adjustment for Company’s Constructive Termination

If the Company is constructively terminated under Code Section 708, the Manager shall adjust the Members’ Capital Accounts to reflect Fair Market Value of all properties held by the Company as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(b).

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Section 4.03 Revaluation Adjustment

The Manager shall adjust the Members’ Capital Accounts to reflect any revaluation of Company property (including intangible assets such as goodwill) under this Section.

(a) Adjustment Based on Fair Market Value

Any revaluation adjustment to a Member’s Capital Account is based on the Fair Market Value of Company property on the date of the adjustment (taking into account Code Section 7701(g)).

(b) Adjustment for Unrealized Items

The Manager shall adjust the Members’ Capital Accounts to reflect the manner in which any unrealized income, gain, loss, or deduction inherent in the Company’s property (to the extent that it has not been previously reflected in the Members’ Capital Accounts) would be allocated among all the Members if there were a taxable disposition of this property for Fair Market Value on the adjustment date.

(c) Events Triggering Revaluation Adjustment

Without limiting the events that trigger the application of this Section, this Section will be triggered by the Company’s liquidation, an in-kind distribution Company property, a Capital Contribution (other than a de minimis amount) as consideration for an Interest, a distribution (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an Interest, or the termination of the Company for federal income tax purposes within the meaning of Code Section 708(b)(1)(B).

Section 4.04 No Interest or Return of Capital

Despite any other provision of this Agreement, no Member is entitled to any interest on its Capital Account or Interest or on the Member’s Capital Contribution. No Member may demand or receive the return of all or any portion of the Member’s Capital Account, Interest, or Capital Contribution, unless otherwise allowed in this Agreement, such as Redemption Plan in section 5.03.

Section 4.05 Power to Modify Capital Account Provisions

If, in the Manager’s reasonable judgment, the modification is not likely to have a material effect on the amounts distributable to any Member under this Agreement, the Manager may modify the way the Capital Accounts are computed to comply with Treasury Regulation Section 1.704-1(b). The Manager shall make all necessary and appropriate adjustments to maintain equality between the Members’ Capital Accounts and the amount of Company Capital reflected on the Company’s balance sheet as computed for book purposes under Treasury Regulation Section 1.704-1(b)(2)(iv)(g), relating to adjustments to Book Value.

Section 4.06 Negative Capital Accounts

If the Company or a Member’s Interest is liquidated, no Member will be required to restore a deficit in his or her Capital Account.

Section 4.07 Assignment of Capital Account

Except as otherwise required by the Code or Treasury Regulations, if any Interest is assigned or treated as having been assigned under this Agreement, the Assignee will be treated as having made all of the Capital Contributions and as having received all of the distributions of the Assignor. The Assignee will succeed to the Capital Account of the Assignor to the extent that it relates to the assigned Interest. If the assignment of Interest causes a termination of the Company under Code Section 708(b)(1)(B), the Capital Account that carries over to the Assignee will be adjusted according to Treasury Regulation Section 1.704-1(b)(2)(iv)(e).

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Section 4.08 Treatment of Loans from Members

Loans by any Member to the Company are not Capital Contributions and do not affect the maintenance of the Member’s Capital Account.

Section 4.09 Allocation of Profit and Loss

After giving effect to special allocations, if any, the Company's Profit or Loss for a Taxable Year, including the Taxable Year in which the Company is dissolved, will be allocated among the Members in proportion to their Capital Account Balances during the applicable tax reporting period.

ARTICLE FIVE

PREFERRED RETURN, DISTRIBUTIONS AND REDEMPTIONS

Section 5.01 Preferred Return

Members will generally be entitled to receive an annualized preferred return on their investment from available cash flow, payable after the end of each quarter (and prorated as applicable for the amount of time that an investor was a member of the Company during such quarter). This Preferred Return will be payable prior to any other distributions to members or profit participation by the Manager (however, all expenses and fees other than profit participation will be paid to the Manager or other parties and any allocation of income for investment reserve will be made prior to the distribution of the Preferred Return). The Preferred Return for any member shall be equal to a cumulative annualized rate of Eight Percent (8%), on the capital contribution of the members, calculated from the date of the capital contribution and adjusted for any redeemed and reinvested amounts.

Members should understand that Preferred Returns may necessarily fluctuate in accordance with the business and operations of the Company. At the end of the fiscal year, the Company will review all Preferred Returns paid during the year just ended and make ratable adjustments to the Preferred Return distributions paid or payable to members in order to ensure that members receive accurate Preferred Return distributions for the annual year in accordance with the intent and provisions of the Amended Operating Agreement.

Section 5.02 Distributions to Members

Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Company to the Members.

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The timing of distribution shall be determined by the Manager in its sole discretion, however, the Manager intends to declare and pay distributions on a quarterly basis if practicable, if there are any Distriubutalbe Profits, in arrears commencing in the first full quarter after the quarter in which the Company makes its first investment. The Manager will distribute the Company’s Distributable Profits to members, to the extent that there is available and reasonably projected future cash flow, provided that the distribution will not impact the continuing operation of the Company. The goal is to generate returns in the form of income through quarterly distributions and capital growth through increases in the Company’s NAV per common share.

After deducting all expenses, including management fee to the Manager, the Distributable Profits, if any, shall be distributed in the following order: first, to the members, in portion to their respective membership interest percentage, until they have received distributions representing a cumulative preferred return of 8% per annum (“Preferred Return”) on their capital investment; and second, any remaining profits, 50% of which will be distributed to the Manager and 50% of which will be distributed to the members.

Section 5.03 No Unlawful Distributions

Despite any provision to the contrary in this Agreement, the Company must not make any distribution that would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any Governmental Authority then applicable to the Company.

Section 5.04 Redemption Plan

The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Member may request that the Company redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason.

Section 5.05 Reinvestment Plan

The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish an investment plan (a “Reinvestment Plan”), pursuant to which a Member may request that the Company to reinvest their distributions into purchasing additional common shares of the Company, subject to the terms, conditions and restrictions of the Reinvestment Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Reinvestment Plan and may amend, suspend, or terminate any such Reinvestment Plan at any time for any reason.

Section 5.06 In-Kind Distributions

The Manager may make in-kind distributions to the Members in the form of securities or other noncash property held by the Company. In any in-kind distribution, the securities or property will be distributed among the Members in the same proportion and priority as the distribution’s Market Price cash equivalent. Before making an in-kind distribution, the Manager must adjust the Members’ Interests to account for any difference between the Market Price and the Book Value of the in-kind property.

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Any distribution of securities is subject to the conditions and restrictions the Manager requires to ensure compliance with Applicable Law. The Manager may require the Members to sign and deliver documents the Manager determines are necessary to comply with all federal and state securities laws that apply to the distribution and to any further transfer of the distributed securities. The Manager may appropriately legend the certificates that represent the securities to reflect any restriction on transfer with respect to these laws.

Section 5.07 No Interest or Demand Rights

All distributions will be made under this Article. Except as specifically set forth in this Article, no Member may demand distributions. If a Member does not withdraw or redeem all or any portion of the Member’s share of any cash distribution, the Member will not receive any interest on the unwithdrawn or the unredeemed amount.

Section 5.08 Absence of Certain Other Rights.

Other than pursuant to Section 5.04 or Section 5.05, holders of Common Shares shall have no conversion, appraisal rights, or pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

ARTICLE SIX

COMPANY MANAGEMENT

Section 6.01 Management by Manager

Except as otherwise expressly provided in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Manager. The Manager shall have the power to delegate any or all of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, affiliates, agents and representatives of the Manager or the Company as it may deem appropriate. Without limiting the foregoing, the Manager shall also have the power at any time in its sole discretion to appoint a board of managers, a board of directors, or any comittee of the Company, and the Manager shall have the power to delegate any or all of its rights and powers to manage and control the business and affairs of the Company to such board or comittee as it may deem appropriate. If at any time the Manager delegates any or all of its rights and powers in accordance with this Section, any such delegate shall be entitled to all of the rights, and privileges of, and afforded the same protections as, the Manager as set forth in this Agreement. The Manager and its officers and directors shall constitute “managers” within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Manager with respect to the management of the business of the Company, on the one hand, and its officers and agents, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Manager shall have full power and authority to do, and to direct its officers and agents to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company. Without in any way limiting the foregoing, the Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties:

a.	Investment Advisory and Acquisition Services

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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●	serve as the Company’s investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate- related assets;

●	adopt and periodically review the Company’s investment guidelines;

●	structure the terms and conditions of the Company’s acquisitions, sales and joint ventures;

●	approve and oversee the Company’s financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with the Company’s investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments;

●	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary to evaluate the proposed investments; and

●	negotiate and execute approved investments and other transactions.

b.	Offering Services

●	the development of any offering of Shares that is qualified or registered with the Commission (an “Offering”), including the Company’s initial Offering pursuant to Regulation A, including the determination of the specific terms of the securities to be offered by the Company, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

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●	preparation and approval of all marketing materials to be used by us relating to this offering, including any “testing the waters” materials;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	creation and implementation of various technologies and electronic communications related to an offering; and

●	all other services related to an offering.

c.	Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations under this Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under this Agreement;

●	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of the Company’s investments;

●	monitor and evaluate the performance of the Company’s investments, provide daily management services to us and perform and supervise the various management and operational functions related to the Company’s investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between the Company and any joint venture partners.

d.	Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

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●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning the Company’s activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	make, change, and revoke such tax elections on behalf of the Company as the Manager deems appropriate;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the Company’s daily operations;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

●	evaluate the Company’s corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

e.	Shareholder Services

●	determine the Company’s distribution policy and authorize distributions from time to time;

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●	approve amounts available for redemptions of the Company’s common shares;

●	manage communications with the Company’s shareholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services.

f.	Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between the Company and the Company’s lenders, if any; and

●	monitor and oversee the service of the Company’s financing facilities, if any.

g.	Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which the Company’s assets may be sold.

Section 6.02 Term and Removal of the Manager

a.	The Manager will serve as manager for an indefinite term, provided that the Manager may only be removed by the Company in accordance with Section 6.02 (c), or may choose to withdraw as manager, under certain circumstances. In the event of the removal or withdrawal of the Manager, the Manager will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function.

b.	The Manager may assign its rights under this Agreement in its entirety or delegate certain or all of its duties under this Agreement to any of its Affiliates without the approval of the Members so long as the Manager remains liable for any such Affiliate’s or other delegate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

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c.	The Members shall have the power to remove the Manager for “cause” upon the affirmative vote or consent of the holders of two-thirds of the then issued and Outstanding Common Shares. If the Manager is removed for “cause” pursuant to this Section, the Members shall have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of the then issued and Outstanding Common Shares. For purposes of this Section, “cause” is defined as:

i.	the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

ii.	the Manager committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

iii.	the dissolution of the Manager without the Manager appointing a successor.

Unsatisfactory financial performance of the Company does not constitute “cause” under this Agreement.

Section 6.03 Determination by the Manager

Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares; the amount of paid- in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value of any asset owned or held by the Company or of any Shares; the number of Shares of any class or series of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; the evaluation of any competing interests among the Company and its Affiliates and the resolution of any such conflicts of interests; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

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Section 6.04 Duties of the Manager and its Officers and Directors

The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through its duly authorized officers, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by the Manager in good faith.

Section 6.05 Manager’s Fiduciary Duties

This Agreement does not create or impose any fiduciary duty on any Manager. Each of the Members and the Company waive all fiduciary duties that, absent this waiver, may be implied by Applicable Law. The provisions of this Agreement that restrict the Manager’s duties and liabilities replace any duties and liabilities otherwise existing at law or in equity. The Members and the Company acknowledge and agree that each Manager’s duties to the Company are only as expressly set forth in this Agreement.

Section 6.06 Third-Party Reliance

Any Third Party dealing with the Company may rely on writings signed by a Manager of the Company stating that the Manager has authority to act for the Company. No person relying in good faith upon the authority of a Manager will incur any liability to the Company for acts made in reliance upon the Manager’s representations that the Manager’s powers are then in effect.

Section 6.07 Outside Activities

It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of the Manager or its officers and directors or Affiliates of the Manager or its officers and directors to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided the Manager or such officer, director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to the Manager or such officer, director or Affiliate. Neither the Manager nor its officers and directors shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of the Manager or its officers and directors.

Section 6.08 Fees Payable to the Manager or its Affiliates

The Manager or its Affiliates shall be entitled to receive the fees set forth in this Section. The Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

The Manager or its Affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of the Company’s assets, as set forth in this Section.

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Management Fee — The Manager is entitled to a quarterly asset management fee equal to an annualized rate of 1.00% payable in arrears, which, through December 31, 2021, will be based on the Company’s net offering proceeds as of the end of each quarter, and thereafter will be based on the Company’s NAV at the end of each prior quarter.

Performance Fee – The Manager will receive certain performance-based compensation. After distribution of the Preferred Return to the members, the Manager shall participate in the distribution of remaining profits as follows: the Manager shall receive Fifty Percent (50%) of the remaining profits.  As an illustration, if profit available for distribution is 15% based on the capital contribution of the members (calculated from the date of the capital contribution and adjusted for any redeemed and reinvested amounts), then 1) 8% will be first distributed to members as Preferred Return, and 2) for the remaining 7%, 3.5% will be distributed to the Manager as Performance Fee and 3.5% to members as carrier interest.

Reimbursement of Acquisition / Origination Expenses — The Company will reimburse the Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment.

Other Operating Expenses — The Company will reimburse the Manager for out-of-pocket expenses incurred on the Company’s behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include the Manager’s overhead, employee costs, utilities or technology costs.

Disposition Fees – The Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the liquidation of equity investments in real estate. Whether to liquidate an equity investment in real estate is in the sole discretion of thee Manager

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Section 6.09 Reimbursement of Operating Expenses

All third party charges and out-of-pocket costs and expenses incurred by the Manager or its Affiliate that are related to the operations of the Company, including, without limitation, those related to (i) the investigation of investment opportunities, whether or not consummated, and whether incurred before or after the formation of the Company, (ii) the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments, (iii) meetings with or reporting to Members, (iv) accounting, auditing, research, consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the Company, the Manager, its Affiliates, and Members in connection with the performance of activities related to Company, (v) the Company’s indemnification of the Indemnified Parties pursuant to this Agreement, (vi) litigation, (vii) borrowings of the Company, (viii) liquidating the Company, (ix) any taxes, fees or other governmental charges levied against the Company and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Company, including, without limitation, license fees, fees associated with SEC reporting requirements, and Delaware taxes and filing fees, (x) travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of investments, and (xi) the costs of any third parties retained to provide services to Company.

The Company shall not be required to pay, and the Manager shall not be entitled to reimbursement for, (i) ordinary and usual office overhead expenses of the Manager or any of its Affiliates (including rent, communications, etc.), (ii) salaries or other compensation of the employees of the Manager or any of its Affiliate, or (iii) expenses of the Manager’s or any of its Affiliate’s registration as an investment adviser or other compliance with the U.S. Investment Advisers Act of 1940, as amended, or any corresponding state law. It is acknowledged that, concurrently with the formation of the Company, the Manager may form other investment vehicles that will have similar investment strategies to the Company.

Section 6.10 Quarterly Determination of Net Asset Value

The Company’s net asset value (NAV) per share will be calculated at the end of each fiscal quarter, beginning January 1, 2022, by the Manager’s internal accountants, using a multi-step process that includes: (1) estimated values of each of the Company’s assets and investments, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly distributions, and (4) estimates of quarterly accruals, on a net basis, of the Company’s operating revenues, expenses and fees. In instances where an appraisal of the underlying real estate asset is necessary, the Manager will engage an appraiser that has expertise in appraising commercial real estate loans and assets, to act as the Company’s independent valuation expert. The independent valuation expert will not be responsible for, or prepare, the Company’s quarterly NAV per share. However, the Manager may hire a third party to calculate, or assist with calculating, the NAV calculation.

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ARTICLE SEVEN

MEMBERS’ RIGHTS

Section 7.01 Limited Liability of Members

Except as required by Applicable Law, a Member’s status as a Member does not obligate the Member for any debt, obligation, or liability of the Company, of any Company Subsidiaries, or of other Members whether arising in contract, tort, or otherwise. No Member will be required to contribute capital to the Company for the payment of any losses or for any other purposes.

Section 7.02 No Right to Participate in Management

Except as expressly provided in this Agreement, no Member may participate in the management and operation of the Company’s business and investment activities or bind the Company to any obligation or liability whatsoever. A Member may exercise any voting power authorized by the Delaware Act and this Agreement without being considered to be taking part in the control of the Company’s business.

Section 7.03 Voting

Common Shares shall entitle the holders thereof to one vote per Share on any and all matters submitted to the consent or approval of Members generally. Except as otherwise provided in this Agreement or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding shall be required for all such other matters as the Manager, in its sole discretion, determines shall require the approval of the holders of the Outstanding Common Shares

Section 7.04 Voting Powers

The holders of Outstanding Shares shall have the power to vote only with respect to such matters, if any, as may be required by this Agreement or the requirements of applicable regulatory agencies, if any. Outstanding Shares may be voted in person or by proxy. A proxy with respect to Outstanding Shares, held in the name of two or more Persons, shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 7.05 Voting Rights and Amendment

Generally, matters to be voted on by our members must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. If any such vote occurs, all members will be bound by the majority or supermajority vote, as applicable, even if a particular Member did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

●	any amendment to our Amended Operating Agreement that would adversely change the rights of the common shares (majority of affected class/series);

●	removal of our Manager as the manager of the Company for “cause” as described under “Management by Manager—Term and Removal of our Manager” (two-thirds); and

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●	all such other matters as our Manager, in its sole discretion, determines will require the approval of members, or as otherwise required by law.

Subject to this Section 7.05, without the consent of any Member, the Manager may amend this Agreement (i) to reflect changes in the membership of the Company and the capital contributions and redemptions by any Member, (ii) to reflect a change in the name of the Company, (iii) to ensure that the distributions conforms to any applicable requirements of law (whether a requirement of the Securities and Exchange Commission or another regulatory authority, or otherwise), (iv) to make any changes required by any governmental body or agency or to comply with any applicable requirements of law which are deemed to be for the benefit or protection of the Members, (v) to make a change that is necessary or desirable to correct any ambiguity or to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, (vi) to make any other amendment as the Manager determines in good faith to be advisable in connection with legal, tax, regulatory, accounting or other similar issues affecting one or more of the Members, in each case so long as the change does not materially adversely affect the Members, as determined by the Manager in good faith, and (vii) to make any amendment that is not objected to in writing by Members holding a majority of the common shares in the Company within thirty (30) days of such notice.

Section 7.06 Meetings

No annual or regular meeting of Members is required. Special meetings of Members may be called by the Manager from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Manager to be necessary or desirable.

Section 7.07 Meeting Notice

The Manager shall deliver notice to each Member of record entitled to vote at the meeting at the address in the Company records at least two but no more than 30 days before the meeting date. The notice must state the date, time, and place of any meeting of the Members and a description of the meeting’s purpose.

Section 7.08 Waiving Meeting Notice

A Member may waive notice of any meeting before or after the meeting’s date and time stated in the notice by delivering a signed waiver to the Company to include in the minutes. If a Member attends any meeting in person or by proxy, the Member waives objection to lack of notice or to defective notice of the meeting unless the Member objects to holding the meeting or transacting business at the meeting. The Member waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

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Section 7.09 Record Dates

For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Manager may from time to time close the transfer books for such period, not exceeding thirty days (except at or in connection with the dissolution of the Company), as the Manager may determine; or without closing the transfer books the Manager may fix a date and time not more than ninety days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

Section 7.10 Quorum and Required Vote

The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Members’ meeting, but twenty-five percent shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this Agreement.

Section 7.11 Action by Written Consent

Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be, consent to the Action in writing or by electronic transmission. Such written or transmitted consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

Section 7.12 Classes and Series

The references in this Article to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual classes or series of Members where the context requires.

Section 7.13 Presence

Any Member may participate in any meeting using any means of communication by which all Members participating may simultaneously hear each other during the meeting. Any Member participating in this way is considered present in person at the meeting.

Section 7.14 Conduct of Meetings

At any meeting of the Members, the Manager shall appoint a natural person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, to be kept with the Company records.

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ARTICLE EIGHT

BOOKS, RECORDS, AND BANK ACCOUNTS

Section 8.01 Books and Records

The Manager shall keep books of account regarding the operation of the Company at the principal office of the Company or at any other place the Manager determines. The Manager shall keep the following records:

a current list of the full names and last known addresses of each past and present Manager and Member and an indication for each Member;

a copy of the Certificate of Formation (and any amendments) and copies of any powers of attorney under which any certificate has been signed;

copies of the Company’s federal, state, and local income tax returns and any reports for the three most recent Taxable Years, if required;

copies of this Agreement (and any amendments);

copies of any financial statements of the Company for the three most recent Taxable Years; and

any other documents required by Applicable Law.

Section 8.02 Accounting and Taxable Year

The Manager shall keep books of account consistent with any method authorized or required by the Code and as determined by the Manager. The Manager shall close and balance the books at the end of each Taxable Year. The Members may choose any period authorized or required by the Code for the Company’s Taxable Year.

Section 8.03 Reports

Within a reasonable time after each Taxable Year ends, the Manager shall provide the information required to prepare and file individual tax returns to all Members. The Manager shall prepare these financial statements at the Company’s expense.

Section 8.04 Waiver of Member’s Inspection Rights

Members agree to be bound by this waiver provision under this Section. This waiver provision limits the ability of Members to make a request to review and obtain information relating to and maintained by the Company and its affiliated entities, including, but not limited to, names and contact information of the Company’s members, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion. Furthermore, because the waiver provision is contained in the Amended Operating Agreement, such waiver provision will also apply to any purchasers of shares in a secondary transaction.

Section 8.05 Reports

The Manager shall cause the Company to prepare an annual report and deliver it to Members within 120 days after the end of each fiscal year. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

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ARTICLE NINE

COVENANTS, REPRESENTATIONS, AND WARRANTIES

Section 9.01 Member Representations, Warranties, and Acknowledgements

By signing and delivering this Agreement, each Member, represents and warrants to the Company and acknowledges the following.

(a) No Fraudulent Transfer

The Member is not entering into this Agreement with the actual or constructive intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Member’s Capital Contribution.

(b) Clear Title to Capital Contribution

The Member’s Capital Contribution has been contributed, transferred, assigned, and conveyed to the Company free and clear of any liens or other obligations other than those existing on this date and disclosed in writing to the Company.

(c) Adverse Impact on Fair Market Value

Some of the restrictions inherent in this form of business and specifically set forth in this Agreement may have an adverse impact on the Fair Market Value of the Interests if a Member attempts to sell or borrow against the Member’s Interest.

(d) No Reliance on Member Representations

The Member’s decision to acquire Interest has been made by the Member independent of any other Member and independent of any statements or opinions as to the advisability of the purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member.

(e) Experience in Financial and Business Matters

The Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and of making an informed decision.

(f) Economic and Financial Risk

The Member bears the economic risk of investment for an indefinite period.

(g) Due Authorization

If this Agreement is executed or joined in on behalf of a partnership, trust, corporation or other entity, the person signing or joining this agreement on behalf of the Member has been duly authorized to sign and deliver this Agreement and all other documents and instruments signed and delivered on behalf of the Member in connection with this Agreement and to consummate the transactions contemplated by this Agreement.

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(h) No Legal Violations

The Member’s signing, delivery, and performance of this Agreement does not contravene or result in a default in any material respect under any law or regulation applicable to the Member.

(i) No Conflicts

The signing and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate any material contractual restriction or commitment of any kind or character to which the Member is a party or by which the Member is bound.

(j) No Required Consents

The signing, delivery, and performance of this Agreement does not require the Member to obtain any consent or approval that has not already been obtained.

(k) Binding Agreement

This Agreement is valid, binding, and enforceable against the Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles, regardless of whether considered at law or in equity.

(l) No Guarantee of Employment

Neither the issuance of any Interest to any Member nor any provision in this Agreement entitle the Member to remain in the employment of the Company or any Company Subsidiary or affect the right of the Company or any Company Subsidiary to terminate the Member’s employment at any time for any reason, other than as otherwise provided in any employment agreement or other similar agreement between the Member and the Company or Company Subsidiary.

These representations, warranties, and acknowledgments do not replace, diminish, or otherwise adversely affect any Member’s representations and warranties made by it in any agreement by any Member to join or otherwise acquire an interest in the Company, as applicable.

Section 9.02 Breach by Members or Assignees

Any Member or Assignee who breaches this Agreement is liable to the Company or any Company Subsidiary for damages caused by the breach, including attorney’s fees and litigation expenses. The Company may offset damages against any distributions or return of capital to the breaching Member or Assignee.

Any one of the following actions by a Member or Assignee while holding any Interest in the Company is a breach of this Agreement:

interfering in the management of the Company’s or any Company Subsidiary’s affairs;

engaging in conduct that discredits the Company;

owning an Interest that becomes subject to a charging order, attachment, garnishment, or similar legal proceeding;

bringing any legal action against the Company or any Company Subsidiary to force any distribution of assets or to appoint a receiver;

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bringing any legal action against the Company or any Company Subsidiary to force the dissolution of the Company or any Company Subsidiary on grounds other than:

the conduct of substantially all of the activities of the Company or any Company Subsidiary is unlawful,

the Manager has acted, is acting, or will act illegally or fraudulently,

the Manager has acted or is acting oppressively or harmfully toward the Member.

Section 9.03 Modification for Legal Events

If any court of competent jurisdiction determines that any provision or any part of a provision set forth in this Artcile is unenforceable because of its duration or geographic scope, the court has the power to modify the unenforceable provision instead of severing it from this Agreement in its entirety. The modification may be by rewriting the offending provision, by deleting all or a portion of the offending provision, by adding additional language to this Article, or by making other modifications as it determines necessary to carry out the parties’ intent to the maximum extent permitted by Applicable Law. The parties expressly agree that this Agreement as modified by the court is binding upon and enforceable against each of them.

ARTICLE TEN

TRANSFER OF INTERESTS

Section 10.01 Transferability of Interests

A Member may transfer his, her or its Membership Interest only in compliance with this Article. Restrictions have been placed upon the ability of all Members to resell or otherwise dispose of any Company’s Interest obtained or acquired hereunder including, without limitation, the following:

a.	The Company’s Interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions provided under Regulation A Tier II promulgated thereunder.

b.	There is no public market for the Interests and none is expected to develop in the future. Even if a potential buyer could be found, Interests may not be resold or transferred without satisfying certain conditions designed to comply with applicable tax and securities laws. A transferee must meet the same investor qualifications as the Members admitted during the Offering. Any potential buyer must be capable of bearing the economic risks of this investment with the understanding that Interests may not be liquidated by resale or redemption and should expect to hold their Interests as a long-term investment.

Section 10.02 Permitted Transfers

A Member may at any time transfer one or more Interests to a Permitted Transferee with a thirty day (30) written notice and if, as of the date the transfer takes effect, the Company is reasonably satisfied that all of the following conditions are met:

a.	The Member has obtained the prior written consent of the Manager; whose consent may be denied or withheld, in its sole and absolute discretion;

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b.	the Transferee is a person with the same qualifications as the original Member;

c.	the Transfer, alone or in combination with other Transfers, will not result in the Company's termination for federal income tax purposes;

d.	the Transfer is the subject of an effective registration under, or exempt from the registration requirements of, applicable state and federal securities laws; and

e.	the Company receives from the Transferee the information and agreements reasonably required to permit it to file federal and state income tax returns and reports.

Section 10.03 Transferee Treated as an Assignee until Admitted as an Additional Member

The transferee of an Interest will hold the interest only as an Assignee until the transferee satisfies all the requirements to become an Additional Member. As an Assignee, the transferee will have only those rights in Section 10.04.

Section 10.04 Assignee’s Rights, Limitations, and Obligations

The transferee of any involuntary transfer of a Member’s Interest will be treated as an Assignee. An Assignee may receive distributions from the Company to the same extent that the transferring Member would receive distributions under this Agreement, but otherwise has substantially fewer rights than a Member. An Assignee only holds a right to receive economic benefits when actually distributed by the Company in respect to the assigned Interest. Other limitations on Assignees’ rights include:

access only to the Company records and information specifically authorized for the Assignees under the Delaware Act;

no right to vote in any Company matters; and

no other legal or economic rights.

Section 10.05 Requirements to Become an Additional Member

An Assignee or other prospective Additional Member will not become an Additional Member and will not have any rights as a Member until all of the conditions, consents, and procedures in this Section have been fully satisfied.

(a) Approval by Manager

An Additional Member may only be added with the consent of the Manager.

(b) Certain Legal Assurances

If required by the Manager, the prospective Additional Member must provide evidence satisfactory to the Manager that admission of the prospective Member will not violate any applicable securities law, cause a termination of the Company under applicable provisions of the Code, or alter the status of any tax election made by the Company.

(c) Transfer Instruments

If a prospective Additional Member is acquiring an Interest in connection with a Member’s transfer of Interest, the assigning Member and the Assignee shall sign, acknowledge, and deliver instruments of transfer and assignments to the Company, in the form and substance satisfactory to the Company.

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(d) Executing All Other Agreements

The prospective Additional Member must sign all other agreements and instruments requested by the Manager. These instruments include a Member Joinder or other written acceptance and adoption by the Assignee of this Agreement, together with the Assignee’s signing, acknowledgment, and delivery of a power of attorney to the Manager with the content specified in Section 15.04.

Section 10.06 Additional Member’s Effective Admission Date

The effective date of an Additional Member’s admission is the date on which the Manager accept the Assignee as an Additional Member under this Agreement.

Section 10.07 Effect of Improper Transfer

Any attempted transfer of an Interest or the admission of an Additional Member in violation of this Article is null and void ab initio. No such transfer or admission may be recorded on the Company’s books and the purported transferee or Member in any such transfer will not be treated (and, in the case of a transfer, the purported transferor will continue to be treated) as the owner of such Interest for all purposes of this Agreement.

ARTICLE ELEVEN
DISSOLUTION AND LIQUIDATION

Section 11.01 Dissolution Events

The Company will be dissolved only if an event described in this Section occurs.

(a)	the election of the Manager to dissolve the Company;

(b)	the sale, exchange or other disposition of all or substantially all of the Company’s assets;

(c)	the entry of a decree of judicial dissolution of the Company; and

(d)	at any time that the Company no longer has any shareholders, unless the Company’s business is continued in accordance with the Delaware LLC Act.

After dissolution, the Company may only conduct activities necessary to wind up its affairs.

Section 11.02 Effect of Dissolution

Dissolution of the Company will be effective on the day on which the event described in Section 11.01 occurs, but the Company will not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 11.03, and the Company’s Certificate of Formation has been cancelled as provided in Section 11.06.

Section 11.03 Liquidation

After dissolving the Company, the Manager will have full authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and businesslike manner. The Manager shall liquidate the Company assets and apply and distribute proceeds from the liquidation of the assets as follows.

(a) Creditor Payment

The proceeds from the liquidated property will first be applied toward or paid to any non-Member creditor of the Company in the order of payment required by Applicable Law.

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(b) Provision for Reserves

After paying liabilities owed to non-Member creditors, the Manager shall set up such reserves as the Manager determines is reasonably necessary. The Manager may, but need not, pay over any reserves for contingent liabilities to a bank to hold in escrow for later payment.

After the Manager is reasonably satisfied that any liabilities have been adequately resolved, the Manager shall distribute any remaining reserves to the Members or their assigns as provided in Section 11.03(c).

(c) Distributions to Members

After paying liabilities owed to non-Member creditors and establishing reserves, the Manager shall satisfy any debts owed to the Members with any remaining net assets of the Company, and then distribute any remaining assets to the Members in proportion to their positive Capital Account balances.

Section 11.04 In-Kind Distributions in Liquidation

Despite the provisions of Section 11.03 that require the liquidation of the Company’s assets but subject to the order of priorities set forth in Section 11.03, if upon dissolution of the Company the Manager determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Manager may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves. If the Manager determines the assets are not suitable for liquidation, the Manager may distribute undivided interests in the Company’s assets to the Members instead of cash. This in-kind distribution must be made to the Members as tenants in common and in accordance with the provisions of Section 11.03(c). Any in-kind distribution will be subject to any conditions relating to the disposition and management of the properties that the Manager determines to be reasonable and equitable and to any agreements governing the operating of such properties at that time. If any in-kind assets of the Company are to be distributed, those assets will be distributed using their Fair Market Value at the distribution date, as determined by the Manager.

Section 11.05 Company Property Sole Source

Company property is the sole source for the payment of any debts or liabilities owed by the Company. Any return of Capital Contributions or liquidation amounts to the Members will be satisfied only to the extent that the Company has adequate assets. If the Company does not have adequate assets to return the Capital Contributions, the Members will not have any recourse against the Company or any other Members, except to the extent that other Members may have outstanding debts or obligations owing to the Company.

Section 11.06 Cancellation of Certificate of Formation

Upon completing the distribution of the Company’s assets as provided in Section 11.03, the Company will be terminated and the Manager shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in any other jurisdictions and shall take any other actions necessary to terminate the Company.

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Section 11.07 Survival of Indemnity Rights, Duties, and Obligations

For purposes of Article Twelve, including any Member’s right to indemnification under Section 12.04, the Company’s dissolution, liquidation, winding up, or termination for any reason will not release any party from any loss that, at the time of the dissolution, liquidation, winding up, or termination, had already accrued to any other party or which may accrue because of any act or omission occurring before the dissolution, liquidation, winding up, or termination.

Section 11.08 Company Asset Sales during Term of the Company

The sale of Company assets during the term of the Company does not constitute liquidation, dissolution, or termination of the Company as defined under this Article. The Manager may reinvest the sale proceeds in other assets consistent with the business purposes for the Company. Further, the Manager may participate in any real property exchange as defined in Code Section 1031 if the exchange fulfills the business purposes of the Company.

ARTICLE TWELVE

EXCULPATION AND INDEMNIFICATION

Section 12.01 Exculpation of Indemnified Persons

No Indemnified Person is liable to the Company or any other Indemnified Person for any loss, damage, or claim incurred because of any action taken or not taken by the Indemnified Person in good-faith reliance on the provisions of this Agreement. This exculpation is only effective if the Delaware Action or omission is not an unindemnified Act.

Section 12.02 Good-Faith Reliance

An Indemnified Person is fully Indemnified if the Indemnified Person relies in good faith on the Company’s records or on information, opinions, reports, or statements of the following Persons or groups:

the Manager and its officers and directors;

one or more employees of the Company;

any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the Company; or

any other person selected in good faith by or on behalf of the Company, in each case as to matters that the relying person reasonably believes to be within the other person’s area of professional expertise.

The information, opinions, reports, or statements referred to above include financial statements; information, opinions, reports, or statements as to the value or amount of the Company’s assets, liabilities, income, or losses; and any facts pertinent to the existence and amount of assets from which distributions might properly be paid.

In no way does this provision limit any person’s right to rely on information as provided in the Delaware Act. Any act, omission, or forbearance by an Indemnified Person on the advice of the Company’s counsel must be conclusively presumed to have been in good faith.

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Section 12.03 Decision-Making Standards

When this Agreement permits or requires an Indemnified Person to make a decision (including discretionary decisions and other grants of similar authority or latitude), the Indemnified Person is entitled to consider only the interests and factors as the Indemnified Person chooses, including its own interests, with no obligation to give any consideration to any interest of or factors affecting the Company or any other person. When this Agreement permits or requires an Indemnified Person to make a good-faith decision, the Indemnified Person shall act under this express standard and is not subject to any other standard imposed by this Agreement or any Applicable Law.

Section 12.04 Indemnification

The Company shall indemnify, hold harmless, defend, pay, and reimburse any Indemnified Person against all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in their investigation or defense, that arise in connection with any actual or alleged act, omission, or forbearance performed or omitted on behalf of the Company, any Company Subsidiary, or any Member in connection with the Company’s business. If the Delaware Act or omission is not an UnIndemnified Act, the Company shall also reimburse any amounts expended in settling any claims (collectively, Indemnity Losses) to which the Indemnified Person may become subject because:

of any act or omission or alleged act or omission on behalf of the Company or any Member, or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company;

the Indemnified Person is or was acting in connection with the Company’s business as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee, or agent of the Company; any Member; or any of their respective controlling Affiliates; or

the Indemnified Person is or was serving at the Company’s request as a partner, member, manager, director, officer, employee, or agent of any person including the Company or any Company Subsidiary.

An Indemnified Person’s conduct will be determined under a final, nonappealable order of a court of competent jurisdiction. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnified Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that the conduct was unlawful or constituted fraud or willful misconduct.

The indemnity provided by this Article extends to the full extent permitted by the Delaware Act as it now exists or may later be amended, substituted, or replaced, but only if the amendment, substitution, or replacement permits the Company to provide broader indemnification rights than those the Delaware Act permits.

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Section 12.05 Reimbursement

The Company shall promptly reimburse and may provide advancements to each Indemnified Person for reasonable legal or other expenses incurred in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Indemnity Losses for which such Indemnified Person may be indemnified under Section 12.04. If it is finally judicially determined that the Indemnified Person is not entitled to the indemnification provided by Section 12.04, the Indemnified Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

Section 12.06 Entitlement to Indemnity

The indemnification provided by Section 12.04 does not exclude any other indemnification rights under any separate agreement or otherwise. Section 12.04 will continue to protect each Indemnified Person regardless of whether the Indemnified Person remains in the position or capacity under which the Indemnified Person became entitled to indemnification under Section 12.04 and will inure to the benefit of the Indemnified Person’s executors, administrators, legatees, and distributees.

Section 12.07 Insurance

To the extent available on commercially reasonable terms, the Manager may purchase, at the Company’s expense, insurance to cover Indemnity Losses covered by these indemnification provisions and to cover Indemnity Losses for any Indemnified Person’s breach or alleged breach of the Indemnified Person’s duties. The Manager will determine the coverage amounts and the deductibles. A decision not to purchase insurance will not affect an Indemnified Person’s right to indemnification (including the right to be reimbursed, advanced expenses, or indemnified for Indemnity Losses under any other provisions of this Agreement) under this Agreement. An Indemnified Person that recovers any amount for any Indemnity Losses from any insurance coverage shall reimburse the Company for any amount previously received from the Company for those Indemnity Losses.

Section 12.08 Indemnification Obligation Funding

Despite anything in this Agreement to the contrary, any indemnity by the Company relating to Section 12.04 will be provided out of and to the extent of the Company’s assets. No Member will have any personal liability or will be required to make Capital Contributions to help satisfy the indemnity unless the Member otherwise agrees in writing.

Section 12.09 Savings Clause

Article Twelve survives the Company’s dissolution, liquidation, winding up, and termination. If Article Twelve or any portion of it is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify and hold harmless each Indemnified Person under any applicable portion of this Article that was not invalidated and to the full extent permitted by Applicable Law. To the extent possible, Article Twelve supersedes any Delaware law to the contrary.

Section 12.10 Amendment

Article Twelve is a contract between the Company and, collectively, each Indemnified Person who serves in that capacity at any time while Article Twelve is in effect. The Company and each Indemnified Person intend to be legally bound under this contract. No amendment, modification, or repeal of Article Twelve that adversely affects a Indemnified Person’s indemnification rights for Indemnity Losses incurred or relating to a state of facts existing before the amendment, modification, or repeal will apply without the Indemnified Person’s prior written consent.

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ARTICLE THIRTEEN
ARBITRATION

Section 13.01 Arbitration

Either Member, Manager or the Company may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section (this “Arbitration Provision”). The arbitration shall be conducted in the County of New York and the State of New York. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving Member (or persons claiming through or connected with Member), on the one hand, and the Company, on the other hand, relating to or arising out of this Agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to an offering, the common shares, the Company’s ongoing operations and the management of the Company’s investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

a.	The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply

b.	If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If Member elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or Member requests that the Company pay them and the Company agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives Member the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

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c.	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

d.	The Company agrees not to invoke the Company’s right to arbitrate an individual Claim that a Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

e.	Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not:

i.	determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; or

ii.	make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

f.	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

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g.	This Arbitration Provision shall survive:

i.	suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties;

ii.	the bankruptcy or insolvency of any party hereto or other party; and

iii.	any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party.

If any portion of this Arbitration Provision other than sub-section (d) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (d) are finally adjudicated pursuant to the last sentence of sub-section (d) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

ARTICLE FOURTEEN

MERGER, CONSOLIDATION OR CONVERSION

Section 14.01 Authority

The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article Fourteen.

Section 14.02 Procedure for Merger, Consolidation or Conversion

A merger, consolidation or conversion of the Company pursuant to this Article Fourteen requires the prior approval of the Manager.

a.	If the Manager shall determine to consent to the merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

i.	the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

ii.	the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

iii.	the terms and conditions of the proposed merger or consolidation;

iv.	the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

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v.	a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

vi.	the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

vii.	such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

b.	If the Manager shall determine to consent to the conversion, the Manager may approve and adopt a Plan of Conversion containing such terms and conditions that the Manager determines to be necessary or appropriate.

c.	The Members hereby acknowledge and agree that they shall have no right or opportunity to approve a merger, consolidation, conversion, sale of substantially all assets or other significant transaction involving the Company authorized and approved by the Manager, unless required by applicable laws or regulations.

Section 14.03 No Dissenters’ Rights of Appraisal

Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article Fourteen, a sale of all or substantially all of the assets of all the Company or the Company’s Subsidiaries, or any other similar transaction or event.

Section 14.04 Certificate of Merger or Conversion

Upon the required approval by the Manager of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

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Section 14.05 Effect of Merger

At the effective time of the certificate of merger:

a.	all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity.

b.	the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

c.	all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

d.	all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

Section 14.06 Roll-Up Transaction or Public Listing

The Manager may at any time in its discretion cause the Company to:

a.	enter into a transaction or series of related transactions designed to cause all or a portion of the Company’s assets and properties to be sold, transferred or contributed to, or convert the Company into, one or more alternative vehicles, through consolidation(s), merger(s) or other similar transaction(s) with other companies, some of which may be managed by the Manager, the Sponsor or its Affiliates (a “Roll-Up Transaction”); or

b.	list the Company’s Shares (or securities issued in connection with any Roll-Up Transaction vehicle) on a national securities exchange.

In connection with a Roll-Up Transaction, Members may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Manager deems fair and reasonable; provided, however, that the Manager shall be required to obtain approval of Members holding a majority of the Outstanding Common Shares if required by applicable laws or regulations. Any cash, stock, securities or other interests or assets received by the Company in a Roll-Up Transaction may be distributed to the Members in liquidation of their interests in the Company.

ARTICLE FIFTEEN

GENERAL MATTERS

Section 15.01 Expenses

Except as otherwise expressly provided in this Agreement, the incurring party must pay all expenses (including fees and disbursements of counsel, financial advisors, and accountants) incurred in preparing and executing this Agreement, making any amendment or waiver to it, and completing the transactions contemplated by it.

The Sponsor will fund all organization and offering expenses. The Sponsor will not seek any reimbursement in the future and no reimburse will be offered to the Sponsor for any organization and offering expenses.

Section 15.02 Binding Effect

Subject to the restrictions on transfer in this Agreement, this Agreement binds and inures to the benefit of the Members and to their respective successors, personal representatives, heirs, and assigns.

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Section 15.03 Further Assurances

In connection with this Agreement and the transactions contemplated by it, the Company and each Member agree to provide further assurances if requested by the Company or any other Member. These further assurances include signing and delivering any additional documents, instruments, conveyances, and other assurances or taking any further actions necessary to carry out the provisions of or transactions contemplated by this Agreement.

Section 15.04 Irrevocable Durable Power of Attorney

By signing this Agreement, each Member (including any Additional Member) irrevocably appoints the Manager as the Member’s agent and attorney in fact, with all necessary powers to prepare and deliver any documents required to carry out this Agreement, including:

the Company’s Certificate of Formation and any necessary amendments;

the Company’s dissolution if the Company is terminated;

any amendment to this Agreement to be signed by the Members;

any documents relating to the admission, withdrawl, removal or substitutie of any Member;

any documents relating to the determination of the rights, preferences and privilges of any class of Shares issued;

any documents relating to a merger, consolidation or conversion of the Company;

any documents required by Applicable Law to conduct Company business; and

any documents concerning the acquisition, management, sale, or encumbrance of Company property that the Manager determines is necessary to conduct Company business.

The Members acknowledge that this power of attorney is coupled with an interest, is irrevocable, and will continue in effect if any Member becomes incapacitated. This power of attorney also survives the assignment of any Interest and empowers the Manager to act to the same extent for any Additional Members or Assignees. The Manager may exercise the power by a facsimile signature or by listing all of the Members signing the instrument with a signature of the Manager the attorney in fact for all of them. The Manager may not exercise this power of attorney in any way that would increase the liability of any Member beyond the Member’s liability set forth in this Agreement.

Section 15.05 No Waiver

Any Member’s failure to insist upon strict performance of any provision or obligation of this Agreement for any period is not a waiver of that Member’s right to demand strict compliance in the future. An express or implied consent to or waiver of any breach or default in the performance of any obligations under this Agreement is not a consent to or waiver of any other breach or default in the performance of the same or of any other obligation.

Section 15.06 No Duty to Mail Certificate of Formation

The Manager does not have an obligation to deliver or mail copies of the Certificate of Formation or any amendments to the Members unless required to do so by the Delaware Act.

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Section 15.07 Governing Law

The affairs of the Company and the conduct of its business are governed by the provisions of this Agreement to the extent such provisions are not in conflict with nonwaivable provisions of Applicable Law or the Certificate of Formation. This Agreement is governed, construed, and administered according to the laws of Delaware, as from time to time amended, and any applicable federal law. No effect is given to any choice-of-law or conflict-of-law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than those of the State of Delaware.

Section 15.08 Venue; Submission to Jurisdiction

A cause of action arising out of this Agreement includes any cause of action seeking to enforce any provision of or based on any matter arising out of or in connection with this Agreement or the transactions contemplated by it. Except as provided in Article Thirteen, the parties agree that any suit, action, or proceeding, whether in contract, tort, or otherwise, arising out of this Agreement must be brought in a state or federal court or courts located in State of New York and in the county of or nearest to the Company’s principal office if one of these courts has subject-matter jurisdiction over the suit, action, or proceeding.

Each party irrevocably consents to the jurisdiction of these courts (and their respective appellate courts) in any cause of action arising out of this Agreement. To the fullest extent permitted by Applicable Law, each party irrevocably waives any objection that it may have now or later to the venue of any action arising out of this Agreement in any of these courts, including an inconvenient-forum petition.

Section 15.09 Waiver of Jury Trial

Each party to this Agreement acknowledges and agrees that any controversy arising out of this Agreement is likely to involve complicated issues. Therefore, each party irrevocably and unconditionally waives any right it may have to a trial by jury for any cause of action arising out of this Agreement.

Section 15.10 Equitable Remedies

Each party to this Agreement acknowledges that its breach or threatened breach of any of its obligations under this Agreement would give rise to irreparable harm to the other parties and monetary damages would not be an adequate remedy. Therefore, each party to this Agreement agrees that if any party breaches or threatens to breach any of its obligations, each of the other parties to this Agreement will be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other equitable relief available from a court of competent jurisdiction (without any requirement to post bond). These equitable remedies are in addition to all other rights and remedies that may be available in respect of the breach.

Section 15.11 Attorneys’ Fees

If any party to this Agreement institutes any legal cause of action—including arbitration—against another party arising out of or relating to this Agreement, each party will bear the costs incurred in conducting the cause of action, including reasonable attorneys’ fees and expenses and court costs, unless otherwise stipulated by this agreement.

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Section 15.12 Remedies Cumulative

Except to the extent this Agreement expressly provides otherwise, the rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law, in equity, or otherwise.

Section 15.13 Addresses and Notices

Unless otherwise stated, all notices, requests, consents, claims, demands, waivers, and other communications called for under this Agreement must be in writing and will be deemed to have been given:

when delivered by hand (with written confirmation of receipt);

when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

on the date sent by facsimile or email as a PDF document (with confirmation of transmission) if sent during recipient’s normal business hours, and on the next business day if sent after normal business hours of the recipient; or

on the tenth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

The written notice must be sent to the respective parties at the party’s last known address (or at the address a party has specified in a notice given in accordance with this Section). Each Member shall notify the Company in writing within five days of any change to the Member’s address. Notice to the Company must be addressed as follows:

If to the Company:	232 Old River Rd
Edgewater, NJ 07020

Attention:	Chief Executive Officer and Chief Financial Officer

Section 15.14 Severability

The invalidity or unenforceability of any provision of this Agreement does not affect the validity or enforceability of any other provision of this Agreement. If a court of competent jurisdiction determines that any provision is invalid, the remaining provisions of this Agreement are to be construed as if the invalid provision had never been included in this Agreement.

Upon a determination that any provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement to give effect to the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated by this Agreement can be consummated as originally contemplated to the greatest extent possible.

Section 15.15 Separate Counsel

By signing this Agreement, each party acknowledges that this Agreement is the product of arms-length negotiations between the parties and should be construed as such. Each party acknowledges that he or she has been advised to seek separate counsel and has had adequate opportunity to do so.

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Section 15.16 Entire Agreement

This Agreement, together with the Certificate of Formation, any agreement by any Member to join or otherwise acquire an interest in the Company, and all related Exhibits, Schedules, and other agreements specifically referred to in this Agreement, constitutes the sole and entire agreement of its parties with respect to the Agreement’s subject matter. This Agreement supersedes all prior and contemporaneous understandings, agreements, representations, and warranties with respect to the subject matter. As between or among the parties, oral statements or prior written material not specifically incorporated in this Agreement have no force or effect. The parties specifically acknowledge that, in entering into and executing this Agreement, each is relying solely upon the representations and agreements contained in this Agreement and no others.

Section 15.17 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the Manager.

Section 15.18 No Third Party Beneficiaries

Except as provided in Article Twelve, which benefits and is enforceable by the Indemnified Persons it describes, this Agreement is for the sole benefit of its parties and their respective heirs, executors, administrators, successors, and assigns. Nothing in this Agreement, express or implied, confers any legal or equitable right, benefit, or remedy of any nature whatsoever upon any other person, including any creditor of the Company.

Section 15.19 Multiple Originals; Validity of Copies

This Agreement may be signed in any number of counterparts, each of which will be deemed an original. Any person may rely on a copy of this Agreement that any Manager certifies to be a true copy to the same effect as if it were an original.

Section 15.20 Determination of Fair Market Value

The Fair Market Value of any asset is the purchase price that a willing buyer having reasonable knowledge of relevant facts would pay a willing seller for that asset in an arm’s length transaction on any date, without time constraints and without being under any compulsion to buy or sell. Fair Market Value is a good-faith determination made by the Manager based on factors the Manager, in its reasonable business judgment, considers relevant.

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Section 15.21 Notice of Immunity from Liability for Certain Disclosures

No individual shall be held criminally or civilly liable under any federal or state trade secret law for a disclosure of a trade secret, as long as the disclosure is made:

in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or

in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

This Section is intended to comply with the immunity provided by the United States Code from liability resulting from disclosures of trade secrets under the conditions described in this Section. Nothing in this Amended Operating Agreement is intended to conflict with 18 U.S.C. § 1833(b). If there is a conflict between this Section and any other Section of this Amended Operating Agreement, this Section will control.

Section 15.22 Limitation on Damages

IN NO EVENT SHALL THE COMPANY BE LIABLE TO A MEMBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

ARTICLE SIXTEEN

DEFINITIONS AND INTERPRETATION

Section 16.01 Definitions

For purposes of this Agreement, the following terms have the following meanings.

Additional Member

Additional Member a Person admitted as a Member of the Company as a result of an issuance of new Shares to such Person by the Company or a Member transfers its Interest.

Affiliate

Affiliate means means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Agreement

Agreement means this Amended Operating Agreement, as amended from time to time.

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Applicable Law

Applicable Law means the Delaware Act, the Code, the Securities Act, all pertinent provisions of any agreements with any Governmental Authority and all pertinent provisions of any Governmental Authority’s:

constitutions, treaties, statutes, laws, common law, rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders;

consents or approvals; and

orders, decisions, advisory opinions, interpretative opinions, injunctions, judgments, awards, and decrees.

Assignee

Assignee means the recipient of an Interest by assignment.

Capital Contribution

Capital Contribution means with respect to any Member, the amount of cash and the initial gross fair market value (as determined by the Manager in its good faith discretion) of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Member, reduced by the amount of any liability assumed by the Company relating to such property and any liability to which such property is subject.

Certificate of Formation

Certificate of Formation means the Certificate of Formation filed with the Delaware Secretary of State as required by the Delaware Act, or any other similar instrument required to be filed by the laws of any other state in which the Company intends to conduct business.

Code

References to the Code or to its provisions are to the Internal Revenue Code of 1986, as amended from time to time, and any corresponding Treasury Regulations. References to the Treasury Regulations are to the Treasury Regulations under the Code in effect. If a particular provision of the Code is renumbered or a subsequent federal tax law supersedes the Code, any reference is to the renumbered provision or to the corresponding provision of the subsequent law, unless the result would be clearly contrary to the Members’ intent as expressed in this Agreement. The same rule applies to Treasury Regulations references.

Comission or SEC

Comission or SEC means United States Securities and Exchange Commission.

Company

Company means Efund City Metro Income Fund LLC, a Delaware limited liability company.

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Delaware Act

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

DGCL

DGCL means the Delaware General Corporation Law, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

Distributable Profit

Ditributale Profit means the proceeds received from the sale, exchange or other disposition of the investment, or other income generated from the investment, after deduction of all costs, interest, tax, fees, and other expenses associated with the investments and operations of Company.

Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

Financing Document

Financing Document means any instrument governing indebtedness of the Company or any of the Company Subsidiaries, such as a credit agreement, guarantee, financing or security agreement, or other agreement.

Governmental Authority

Governmental Authority means any local, state, federal, or foreign government or its political subdivision; any agency or instrumentality of a government or its political subdivision; or any self-regulated organization or other nongovernmental regulatory authority or quasi-Governmental Authority whose rules, regulations, or orders have the force of law. Governmental Authority also means any arbitrator, court, or tribunal of competent jurisdiction.

Indemnified Person

Indemnified Person means (a) any Person who is or was an officer of the Company, if any, (b) the Manager (or any delegate of the Manager), together with its officers, directors, members and managers, (c) the Sponsor, together with its officers, directors, shareholders and Affiliates, (d) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, partnership representative, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Manager designates as an “Indemnified Person” for purposes of this Agreement.

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Investment Company Act

Investment Company Act means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

Legal Representative

With respect to any individual, Legal Representative means a person’s guardian, conservator, executor, administrator, trustee, or any other person representing a person or the person’s estate. With respect to any person, Legal Representative means all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of the person.

Manager

Manager means Efund City Investment LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Sponsor.

Market Price

Marke Price means, with respect to the Common Shares on a particular date, $10.00 per Common Share until December 31, 2021. Thereafter, the Market Price will be adjusted every quarter, or such other period as determined by the Manager in its sole discretion as of January 1st, April 1st, July 1st and October 1st of each year and will be equal to the Companys net asset value, or NAV, divided by the number of Common Shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any unit purchases or redemption to be effected on such day.

Member

Member means any person designated in this Agreement as a Member or any person who becomes a Member under this Agreement.

Member Joinder

Member Joinder means the joinder agreement in form and substance attached to this Agreement.

Merger Agreement

Merger Agreement has the meaning assigned to such term in Section 14.1.

Offering Document

Offering Document means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Manager, including any Offering Statement.

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Offering Statement

Offering Statement means the offering statement on Form 1-A (File No. [_________]) filed by the Company with the Commission on [_________], and the offering circular filed pursuant to Rule 253(g)(2) of the Securities Act on [_________], pursuant to which the Company has qualified for sale a maximum of $50,000,000 of its Common Shares under Regulation A of the Securities Act, as such offering statement may be amended or supplemented from time to time, or such other offering statements that the Company may qualify or register under the Securities Act from time to time.

Plan of Conversion

Plan of Conversion has the meaning assigned to such term in Section 14.1.

Service Provider

Service Provider means any officer, employee, consultant, or other service provider of the Company or any Company Subsidiary.

Subsidiary

Subsidiary means, with respect to any given person, any corporation, partnership, limited liability company, trust, legal entity, or other person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are directly or indirectly owned by that given person.

Taxable Year

Taxable Year means the calendar year or any other accounting period selected by the Manager. Taxable Year is synonymous with fiscal year for all purposes of this Agreement.

Third Party

Third Party means any person who:

is not a Member of the Company;

does not directly or indirectly own or have the right to acquire any outstanding Preferred Interests or Common Interests; and

is not an Affiliate.

With respect to any controversy concerning the Company, Third Party means an individual who is not related to or subordinate to a claimant or respondent and has no personal or financial stake in the resolution of the controversy other than fair and reasonable compensation for services provided to resolve the controversy.

Unindemnified Act

Unindemnified Act means any act, omission, or forbearance by an Indemnified Person that:

with respect to any criminal proceeding, the Indemnified Person would have reasonable cause to believe was unlawful;

or constitutes fraud or willful misconduct.

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Roll-Up Transaction

Roll-Up Transaction has the meaning assigned to such term in Section 14.6(a).

Section 16.02 Interpretation

The following general provisions and rules of construction apply to this Agreement.

(a) Singular and Plural; Gender

Unless the context requires otherwise, words denoting the singular may be construed as plural and words of the plural may be construed as denoting the singular. Words of one gender may be construed as denoting another gender as is appropriate within the context. The word or, when used in a list of more than two items, may function as both a conjunction and a disjunction as the context requires or permits.

(b) Headings of Articles, Sections, and Subsections

The headings of Articles, Sections, and Subsections used within this Agreement are included solely for the reader’s convenience and reference. They have no significance in the interpretation or construction of this Agreement.

(c) Days and Business Days

In this Agreement, days, without further qualification, means calendar days and business days means any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve to be closed.

(d) Delivery

Delivery is taken in its ordinary sense and includes:

personal delivery to a party;

mailing by certified United States mail to the last known address of the party to whom delivery is made, with return receipt requested to the party making delivery;

facsimile transmission to a party when receipt is confirmed in writing or by electronic transmission back to the sending party; or

electronic mail transmission to a party when receipt is confirmed in writing or by electronic mail transmission back to the sending party.

The effective date of delivery is the date of personal delivery or the date of the return receipt, if received by the sending party. If no return receipt is provided, the effective date is the date the transmission would have normally been received by certified mail if there is evidence of mailing.

(e) Include, Includes, and Including

In this Agreement, the words include, includes, and including mean include without limitation, includes without limitation, and including without limitation, respectively. Include, includes, and including are words of illustration and enlargement, not words of limitation or exclusivity.

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(f) Words of Obligation and Discretion

Unless otherwise specifically provided in this Agreement or by the context in which used, the word shall is used to impose a duty, to command, to direct, or to require. Terms such as may, is authorized to, is permitted to, is allowed to, has the right to, or any variation or other words of discretion are used to allow, to permit, or to provide the discretion to choose what should be done in a particular situation, without any other requirement. Unless the decision of another party is expressly required by this Agreement, words of permission give the decision-maker the sole and absolute discretion to make the decision required in the context.

(g) Assignment

In this Agreement, assignment includes any method—direct or indirect, voluntary or involuntary—by which the legal or beneficial ownership of any interest in the Company is transferred or changed, including:

any sale, exchange, gift, or any other form of conveyance, assignment, or transfer;

a change in the beneficial interests of any trust or estate that holds any interest in the Company and a distribution from any trust or estate;

a change in the ownership of any Member that is a corporation, partnership, limited liability Company, or other legal entity, including the dissolution of the entity;

a change in legal or beneficial ownership or other form of transfer resulting from the death or divorce of any Member or the death of the spouse of any Member;

any transfer or charge under a charging order issued by any court; and

any levy, foreclosure, or similar seizure associated with the exercise of a creditor’s rights in connection with a mortgage, pledge, encumbrance, or security interest.

Assignment does not include any mortgage, pledge, or similar voluntary encumbrance or grant of a security interest in any Interests in the Company.

(h) References to Transfer, Transferor, and Transferee

In this Agreement, transfer includes any direct or indirect sale, transfer, assignment, pledge, encumbrance, hypothecation, or other disposition or attempted disposition. The term includes any involuntary transfer, such as a transfer that occurs by operation of law. If a person enters into a contract, option, or other arrangement or understanding to make a transfer, that contract, option, or other arrangement or understanding will itself be considered a transfer. When used as a verb, transfer has a correlative meaning. A person who makes a transfer may be referred to as a transferor, and a person who receives a transfer may be referred to as a transferee.

(i) References to Property or Assets

Any reference in this Agreement to property or assets, without further qualification, must be construed broadly to include, as to any person, all property of any kind—real or personal, tangible or intangible, legal or equitable—whether now owned or subsequently acquired. The following items are each considered assets or property of a person: money, stock, accounts receivable, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, intellectual property rights, and anything of any value that can be made available for or appropriated to the payment of debts.

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(j) References to Individuals and Entities

Unless further qualified in the context, any reference in this Agreement to a person, party, or individual, or the use of indefinite pronouns like anyone, everyone, someone, or no one must be construed broadly to include any individual, trust, estate, partnership, association, company, corporation, or other entity or non-entity capable of having legal rights and duties. Person, without further qualification, has the same broad meaning as defined in Code Section 7701(a)(1) and includes any individual, trust, estate, partnership, association, company, or corporation. The Company and its successors and assigns and each Member or Assignee and their successors, assigns, heirs, and personal representatives are all considered persons for purposes of this Agreement. Natural person is used to distinguish a human being from a juridical person, such as a trust, estate, partnership, association, company, or corporation.

(k) Internal References

Unless the context otherwise requires:

reference to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement;

reference to an agreement, instrument or other document means the agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by its provisions; and

reference to a statute means the statute as amended from time to time and includes any successor legislation to it and any regulations promulgated under it.

The Exhibits referred to in this Agreement must be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement.

(l) No Presumption against Drafting Party

This Agreement is to be construed without giving force to any presumption or rule requiring construction or interpretation against the drafting party. No party may claim that an ambiguity in this Agreement should be construed against any other party or that there was any coercion, duress (economic or otherwise), negligent misrepresentation, or fraud (including fraud in the inducement) affecting the validity or enforcement of this Agreement.

Signed:

MANAGER:

Efund City Investment LLC

Fan ‘Richard’ Liu, Chief Executive Officer and Chief Financial Officer

Date:

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MEMBERS: Eund City Holding LLC

Print Name: Fan ‘Richard’ Liu
Title: Manager

Date:

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Schedule A

Schedule of Members

Member	Initial Capital Contribution	Contribution Date	Assumed Debt	Tax Basis	Ownership
Efund City Holding LLC	$5000	May 15, 2020			500 units of membership interest

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Schedule of Members
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Member Joinder in

Amended Operating Agreement

of

Efund City Metro Income Fund LLC

I, Efund City Holding LLC (Member), acknowledge that I have read the Amended Operating Agreement of Efund City Metro Income Fund LLC dated _______, 2021 (Agreement), that I know its contents, and agree to be bound to the Agreement as a Member of the Company with the following amount and type of Interest in the Company:

Interest in the Company: 500 units

Class of Interests: Membership Interests

I agree that this Interest is irrevocably bound by the Agreement. By signing and delivering this Member Joinder, I make all representations and warranties set forth in the Agreement, effective as of the date of my signature below, and agree to fulfill all duties and obligations imposed on Members under the Agreement. It is my intention to be bound to the Agreement as a signatory and party to the Agreement just as if I was an original signatory and party to the Agreement.

I am aware that the legal, financial, and related matters in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Member Joinder. I have either sought guidance or counsel or determined that I waive this right after carefully reviewing the Agreement.

Print Name: Fan ‘Richard’ Liu
Title: Chief Executive Officer
Eund City Holding LLC

Date:

Agreed and acknowledged:
Efund City Metro Income Fund LLC
By: Efund City Investment LLC as Manager

Print Name: Fan ‘Richard’ Liu
Chief Executive Officer and Chief Financial Officer

Date:

Member Joinder in
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